Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

THIRD QUARTER 2018 FINANCIAL RESULTS

Englewood, Colorado, November 8,  2018 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) today reported third quarter 2018 results.  Highlights include(1):

•	Attributed to Liberty SiriusXM Group
o	SiriusXM reported strong third quarter 2018 results
▪	SiriusXM added 298,000 net new self-pay subscribers in the quarter
▪	Third quarter revenue of $1.5 billion, a new quarterly record
▪	Net income grew 24% to $343 million in the quarter; diluted EPS climbed to $0.07
▪	Record adjusted EBITDA(2) of $589 million for the quarter drove adjusted EBITDA margin(2) over 40% for first time
▪	SiriusXM increased 2018 guidance on October 24th for self-pay subscribers, revenue and adjusted EBITDA(2)
o	Liberty Media’s ownership of SiriusXM stood at 71.2% as of October 22nd
o	From August 1st through October 31st, Liberty repurchased 2.9 million LSXMK shares at an average price per share of $45.76 and total cash consideration of $134 million
•	Attributed to Formula One Group
o	Announced new deal for race in Vietnam beginning 2020
o	Renewed Japanese and German race contracts
o	Announced sponsorship and data rights deal with ISG to produce live F1 betting offering
•	Attributed to Braves Group
o	Braves clinched 2018 NL East division title; advanced to playoffs for first time since 2013
o	Sold residential portion of Battery Atlanta for $156 million of proceeds

“SiriusXM posted yet another outstanding quarter and again increased guidance on October 24th, while Live Nation had its best quarter ever with all divisions delivering their strongest quarterly AOI results,” said Greg Maffei, Liberty Media President and CEO. “F1 announced the 2019 race calendar, which includes the renewals of the Japanese and German race contracts, and just announced that a new race in Vietnam will join the F1 race calendar beginning in 2020.  We were thrilled that the Braves clinched the 2018 NL East division title and completed the sale of the residential portion of Battery Atlanta.”

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2018 to the same period in 2017.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the third quarter of 2018.  In the third quarter, approximately $10 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group.

	3Q17	3Q18	% Change
	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$1,379	$1,468	6%
Total Liberty SiriusXM Group	$1,379	$1,468	6%
Operating Income (Loss)
SiriusXM	421	466	11%
Corporate and other	(13)	(11)	15%
Total Liberty SiriusXM Group	$408	$455	12%
Adjusted OIBDA
SiriusXM	549	587	7%
Corporate and other	(6)	(4)	33%
Total Liberty SiriusXM Group	$543	$583	7%

The increases in Liberty SiriusXM Group revenue, operating income and adjusted OIBDA(2) were primarily driven by an increase in SiriusXM’s daily weighted average number of subscribers. Revenue growth at Liberty SiriusXM Group was partially offset by the impact of the adoption of a new revenue recognition accounting standard, as described in detail in Liberty Media’s Form 10-Q for the quarter ended September 30, 2018.

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone third quarter results on October 24, 2018.  For additional detail on SiriusXM’s financial results for the third quarter, please see SiriusXM’s earnings release posted to their Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM.

FORMULA ONE GROUP – The following table provides the financial results attributed to the Formula One Group for the third quarter of 2018.  In the third quarter, the Formula One Group incurred approximately $6 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

“Lewis Hamilton secured his 5th World Championship in Mexico City after a competitive 2018 season, and we expect continued action at our final two races in Brazil and Abu Dhabi,” said Chase Carey, Formula 1 Chairman and CEO.  “Formula 1 hosted our first US-based fan festival in Miami and attracted an estimated 80,000 spectators for a live car run down Biscayne Boulevard, and excitement around the sport grows with the announcement that Hanoi will host a race from 2020.  Our F1 New Balance Esports Pro Series got underway in October and has attracted over 13 million views on social media across all events this year.”

	3Q17	3Q18
	amounts in millions
Formula One Group
Revenue
Formula 1	$501	$647
Total Formula One Group	$501	$647
Operating Income (Loss)
Formula 1	$(10)	$39
Corporate and other	(7)	(8)
Total Formula One Group	$(17)	$31
Adjusted OIBDA
Formula 1	$106	$158
Corporate and other	(2)	(2)
Total Formula One Group	$104	$156

The following table provides the operating results of Formula 1 (“F1”).

Pro Forma F1 Operating Results

	3Q17	3Q18	% Change
	amounts in millions
Primary Formula 1 revenue	$430	$560	30%
Other Formula 1 revenue	71	87	23%
Total Formula 1 revenue	$501	$647	29%
Operating expenses (excluding stock-based compensation included below):
Team payments	(273)	(344)	(26)%
Other cost of Formula 1 revenue	(81)	(107)	(32)%
Cost of Formula 1 revenue	$(354)	$(451)	(27)%
Selling, general and administrative expenses	(36)	(38)	(6)%
Adjusted OIBDA	$111(1)	$158	42%
Stock-based compensation	(7)	(4)	43%
Depreciation and Amortization	(114)	(115)	(1)%
Operating income	$(10)	$39	490%

Number of races in period	6	8

(1)	Pro-forma adjusted OIBDA in the third quarter of 2017 excludes $5 million of transaction expenses related to the F1 acquisition recognized during the quarter.

Primary F1 revenue is comprised of (i) race promotion fees, (ii) broadcasting fees and (iii) advertising and sponsorship fees. Results in the third quarter of 2018 were favorably impacted by the timing of the 2018 race calendar, with 2 additional races taking place in the third quarter of 2018 compared to the third quarter of 2017.

Race promotion revenue increased primarily due to the two additional races held in the third quarter of 2018, as well as contractual increases in race promotion fees. Broadcast revenue increased due to the higher proportionate recognition of season-based income during the quarter (8/21 races took place in the third quarter of 2018 compared to 6/20 races in the third quarter of 2017) as well as favorable foreign currency movements. Advertising and sponsorship revenue increased due to the two additional races in the third quarter of 2018 and revenue from new sponsorship agreements, partially offset by the impact of the adoption of the new revenue recognition accounting standard (ASC 606) on recognizing fees from F1’s Global Partner and Official Supplier contracts. These fee elements were previously recognized pro-rata with the race calendar, but certain elements are now being recognized evenly over the calendar year and others over a smaller number of specific events. This change provided a modest headwind to reported advertising and sponsorship revenue in the third quarter of 2018 but will be neutral on a full calendar year basis.

Other F1 revenue increased in the third quarter primarily due to higher logistical and travel services revenue, higher digital media and TV production related revenue, increased revenue from various fan engagement activities and higher spare part sales for the F2 and GP3 support series.

Operating income and adjusted OIBDA(2) increased in the third quarter as revenue growth driven by the additional races more than offset elevated costs. Cost of F1 revenue increased primarily due to higher team payments driven by the pro rata recognition of such payments across the race season,  as well as increased costs associated with providing component parts to F2 and GP3 teams, fan engagement activities, freight, technical activities and digital media.  Selling, general and administrative expense increased primarily as a result of increased marketing and research costs.

F1’s total net debt to covenant OIBDA ratio, as defined in F1’s credit facilities for covenant calculations, was approximately 6.5x as of September 30, 2018, as compared to a maximum allowable leverage ratio of 8.75x. The race calendar variances between 2017 and 2018 resulted in income from 22 races falling in the trailing twelve months measured for F1’s covenant calculations as of September 30, 2018. Income from only 21 races will be captured in the trailing twelve months to be measured at year-end, and we expect the reported leverage ratio will increase accordingly.

The businesses and assets attributed to the Formula One Group consist of Liberty Media’s subsidiary F1, its interest in Live Nation, minority equity investments and an intergroup interest in the Braves Group.  There are approximately 9.1 million notional shares of the Braves Group underlying the Formula One Group’s 15.1% intergroup interest as of October 31, 2018.

BRAVES GROUP - The following table provides the financial results attributed to the Braves Group for the third quarter of 2018.  In the third quarter, approximately $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Braves Group.

	3Q17	3Q18
	amounts in millions
Braves Group
Revenue
Corporate and other	$185	$200
Total Braves Group	$185	$200
Operating Income (Loss)
Corporate and other	(9)	45
Total Braves Group	$(9)	$45
Adjusted OIBDA
Corporate and other	48	72
Total Braves Group	$48	$72

The following table provides the operating results of Braves Holdings, LLC (“Braves”).

	3Q17	3Q18	% Change
	amounts in millions
Baseball revenue	$181	$190	5%
Development revenue	4	10	150%
Total revenue	185	200	8%
Operating expenses (excluding stock-based compensation included below):
Other operating expenses	(109)	(98)	10%
Selling, general and administrative expenses	(27)	(28)	(4)%
Adjusted OIBDA	$49	$74	51%
Stock-based compensation	(33)	(4)	88%
Depreciation and Amortization	(24)	(24)	—%
Operating income (loss)	$(8)	$46	675%

Number of home game openings in period	41	41
Baseball revenue per home game	$4.4	$4.6

Baseball revenue is comprised of (i) ballpark operations, (ii) local and national broadcast rights and (iii) licensing and other shared MLB revenue streams. Development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

Baseball revenue and baseball revenue per home game grew due to increased ticket prices, higher attendance and increased concessions per turnstile. Development revenue was modest in the third quarter of 2017 as the project was still ramping.

Operating income and adjusted OIBDA(2) increased, primarily driven by higher revenue and reduced operating expense from lower player salaries due to the acceleration of player salary expense in previous quarters as a result of released and injured players.

The Formula One Group holds an approximate 15.1% intergroup interest in the Braves Group as of October 31, 2018. Assuming the issuance of the shares underlying the intergroup interest held by the Formula One Group, the Braves Group outstanding share count as of October 31, 2018 would have been 60 million.

The businesses and assets attributed to the Braves Group consist primarily of Liberty Media’s subsidiary the Braves, which indirectly owns the Atlanta Braves Major League Baseball Club, six minor league baseball clubs and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development project.

Share Repurchases

From August 1, 2018 through October 31, 2018, Liberty Media repurchased approximately 2.9 million Series C Liberty SiriusXM shares (Nasdaq: LSXMK) at an average cost per share of $45.76 for total cash consideration of $134.0 million.  The total remaining repurchase authorization for Liberty Media is approximately $882 million and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters on Liberty Media's earnings conference call which will begin at 11:00 a.m. (E.S.T.) on November  8, 2018.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For definitions of adjusted OIBDA (as defined by Liberty Media), adjusted EBITDA and adjusted EBITDA margin (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended September 30, 2018.

Fair Value of Corporate Public Holdings

(amounts in millions)	6/30/2018	9/30/2018
Liberty SiriusXM Group
iHeart Debt(1)	$505	$496
Total Liberty SiriusXM Group(2)	$505	$496
Formula One Group
Live Nation Investment(3)	$3,383	3,794
Other Public Holdings(4)	259	275
Total Formula One Group	$3,642	$4,069
Braves Group	N/A	N/A
Total Liberty Media	$4,147	$4,565

(1)	Liberty has purchased $660 million in aggregate principal amount of iHeart bonds to-date.
(2)	SiriusXM’s investment in Pandora excluded from public holdings presented above.
(3)

Represents the fair value of the equity investment attributed to Formula One Group.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $751 million and $801 million as of June 30, 2018 and September 30, 2018,  respectively.

(4)	Represents the carrying value of other public holdings which are accounted for at fair value. Excludes Braves Group intergroup interest.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	6/30/2018	9/30/2018
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(1)	$174	$126
Formula One Group(2)	198	151
Braves Group	113	78
Total Liberty Consolidated Cash and Cash Equivalents (GAAP)	$485	$355

Debt:
SiriusXM senior notes(3)	$6,500	$6,500
2.125% exchangeable senior debentures due 2048(4)	400	400
Margin loans	450	550
Other subsidiary debt(5)	8	125
Total Attributed Liberty SiriusXM Group Debt	$7,358	$7,575
Unamortized discount, fair market value adjustment and deferred loan costs	(66)	(64)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$7,292	$7,511

1.375% cash convertible notes due 2023(4)	1,000	1,000
1% cash convertible notes due 2023(4)	450	450
2.25% exchangeable senior debentures due 2046(4)	216	215
Live Nation margin loan	350	350
Formula 1 bank loan	2,977	2,902
Other corporate level debt	34	34
Total Attributed Formula One Group Debt	$5,027	$4,951
Fair market value adjustment	326	314
Total Attributed Formula One Group Debt (GAAP)	$5,353	$5,265
Formula 1 leverage(6)	7.3x	6.5x

Atlanta Braves debt	629	626
Total Attributed Braves Group Debt	$629	$626
Deferred loan costs	(4)	(4)
Total Attributed Braves Group Debt (GAAP)	$625	$622

Total Liberty Media Corporation Debt (GAAP)	$13,270	$13,398

(1)	Includes $64 million and $46 million of cash and liquid investments held at SiriusXM as of June 30, 2018 and September 30, 2018, respectively.
(2)	Includes $89 million and $45 million of cash and liquid investments held at Formula 1 as of June 30, 2018 and September 30, 2018, respectively.
(3)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(4)	Face amount of the cash convertible notes and exchangeable debentures with no fair market value adjustment.
(5)	Includes SiriusXM revolving credit facility and capital leases.
(6)

Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations. There were 22 races in the trailing twelve months measured for F1’s covenant calculations as of September 30, 2018; the reported leverage ratio is expected to increase at year-end when the measured period will capture the 21 races of the 2018 season.

Total cash and liquid investments attributed to Liberty SiriusXM Group decreased $48 million during the quarter. Cash from operations at SiriusXM and additional borrowings were more than offset by return of capital at both Liberty SiriusXM

Group and SiriusXM.  Included in the cash and liquid investments balance attributed to Liberty SiriusXM Group at September 30, 2018 is $46 million held at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balances.

Total debt attributed to Liberty SiriusXM Group increased $217 million during the quarter primarily due to increased borrowings under SiriusXM’s revolving credit facility and Liberty SiriusXM’s margin loan.

Total cash and liquid investments attributed to the Formula One Group decreased  $47 million during the quarter, primarily as a result of F1’s repayment of $75 million under its revolving credit facility, which was partially offset by cash from operations. As a result of the repayment, total debt attributed to Formula One Group decreased $76 million during the quarter.

Total cash and liquid investments attributed to the Braves Group decreased $35 million during the quarter as increased cash from operations was more than offset by timing of working capital needs.  Total debt attributed to the Braves Group was flat in the third quarter.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release on a conference call which will begin at 11:00 a.m. (E.S.T.) on November  8, 2018.  The call can be accessed by dialing (800) 239-9838 or (323) 794-2551, passcode 7731840 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, Formula 1’s race calendar and new races, the reported Formula 1 leverage ratio, the continuation of our stock repurchase plan and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media, and changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

September 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$126	78	151	—	355
Trade and other receivables, net	246	41	153	—	440
Other current assets	202	140	104	—	446
Total current assets	574	259	408	—	1,241
Intergroup interest in the Braves Group	—	—	248	(248)	—
Investments in debt and equity securities	1,050	8	348	—	1,406
Investments in affiliates, accounted for using the equity method	661	97	972	—	1,730

Property and equipment, at cost	2,404	1,238	179	—	3,821
Accumulated depreciation	(1,065)	(93)	(87)	—	(1,245)
	1,339	1,145	92	—	2,576

Intangible assets not subject to amortization
Goodwill	14,250	180	3,956	—	18,386
FCC licenses	8,600	—	—	—	8,600
Other	931	143	—	—	1,074
	23,781	323	3,956	—	28,060
Intangible assets subject to amortization, net	947	38	4,845	—	5,830
Other assets	124	43	614	—	781
Total assets	$28,476	1,913	11,483	(248)	41,624

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$17	(56)	39	—	—
Accounts payable and accrued liabilities	842	31	224	—	1,097
Current portion of debt	4	14	—	—	18
Deferred revenue	1,955	45	235	—	2,235
Other current liabilities	17	9	3	—	29
Total current liabilities	2,835	43	501	—	3,379
Long-term debt	7,507	608	5,265	—	13,380
Deferred income tax liabilities	1,607	73	(70)	—	1,610
Redeemable intergroup interest	—	248	—	(248)	—
Other liabilities	266	519	101	—	886
Total liabilities	12,215	1,491	5,797	(248)	19,255
Equity / Attributed net assets	10,759	417	5,684	—	16,860
Noncontrolling interests in equity of subsidiaries	5,502	5	2	—	5,509
Total liabilities and equity	$28,476	1,913	11,483	(248)	41,624

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
Subscriber revenue	$1,163	—	—	1,163
Formula 1 revenue	—	—	647	647
Other revenue	305	200	—	505
Total revenue	1,468	200	647	2,315
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue share and royalties	343	—	—	343
Programming and content(1)	97	—	—	97
Customer service and billing(1)	95	—	—	95
Other(1)	30	—	—	30
Cost of Formula 1 revenue	—	—	450	450
Subscriber acquisition costs	110	—	—	110
Other operating expenses(1)	31	99	—	130
Selling, general and administrative(1)	214	33	48	295
Depreciation and amortization	93	23	118	234
	1,013	155	616	1,784
Operating income (loss)	455	45	31	531
Other income (expense):
Interest expense	(95)	(6)	(49)	(150)
Share of earnings (losses) of affiliates, net	(2)	2	58	58
Realized and unrealized gains (losses) on financial instruments, net	(51)	1	19	(31)
Unrealized gains (losses) on intergroup interest	—	(13)	13	—
Other, net	6	—	4	10
	(142)	(16)	45	(113)
Earnings (loss) from continuing operations before income taxes	313	29	76	418
Income tax (expense) benefit	(30)	12	(34)	(52)
Net earnings (loss)	283	41	42	366
Less net earnings (loss) attributable to the noncontrolling interests	98	—	—	98
Net earnings (loss) attributable to Liberty stockholders	$185	41	42	268

(1) Includes stock-based compensation expense as follows:
Programming and content	3	—	—	3
Customer service and billing	1	—	—	1
Other	1	—	—	1
Other operating expenses	5	—	—	5
Selling, general and administrative	25	4	7	36
Stock compensation expense	$35	4	7	46

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended September 30, 2017 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
Subscriber revenue	$1,136	—	—	1,136
Formula 1 revenue	—	—	501	501
Other revenue	243	185	—	428
Total revenue	1,379	185	501	2,065
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue share and royalties	297	—	—	297
Programming and content(1)	98	—	—	98
Customer service and billing(1)	95	—	—	95
Other(1)	29	—	—	29
Cost of Formula 1 revenue	—	—	354	354
Subscriber acquisition costs	119	—	—	119
Other operating expenses(1)	30	109	—	139
Selling, general and administrative(1)	210	61	53	324
Depreciation and amortization	93	24	111	228
	971	194	518	1,683
Operating income (loss)	408	(9)	(17)	382
Other income (expense):
Interest expense	(95)	(7)	(57)	(159)
Share of earnings (losses) of affiliates, net	34	68	53	155
Realized and unrealized gains (losses) on financial instruments, net	62	—	(44)	18
Unrealized gains (losses) on intergroup interest	—	(12)	12	—
Other, net	(19)	1	7	(11)
	(18)	50	(29)	3
Earnings (loss) from continuing operations before income taxes	390	41	(46)	385
Income tax (expense) benefit	(116)	(19)	11	(124)
Net earnings (loss)	274	22	(35)	261
Less net earnings (loss) attributable to the noncontrolling interests	91	—	2	93
Net earnings (loss) attributable to Liberty stockholders	$183	22	(37)	168

(1) Includes stock-based compensation expense as follows:
Programming and content	7	—	—	7
Customer service and billing	1	—	—	1
Other	2	—	—	2
Other operating expenses	4	—	—	4
Selling, general and administrative	28	33	10	71
Stock compensation expense	$42	33	10	85

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$813	(14)	35	834
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	274	62	345	681
Stock-based compensation	117	9	19	145
Share of (earnings) loss of affiliates, net	2	(8)	(66)	(72)
Unrealized (gains) losses on intergroup interest, net	—	46	(46)	—
Realized and unrealized (gains) losses on financial instruments, net	(69)	(1)	(110)	(180)
Noncash interest expense (benefit)	(9)	4	(1)	(6)
Deferred income tax expense (benefit)	159	3	(30)	132
Intergroup tax allocation	21	(14)	(7)	—
Other charges (credits), net	2	9	2	13
Changes in operating assets and liabilities
Current and other assets	(33)	(3)	(83)	(119)
Payables and other liabilities	14	(30)	223	207
Net cash provided (used) by operating activities	1,291	63	281	1,635
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(397)	—	(6)	(403)
Cash proceeds from sale of investments	—	—	244	244
Capital expended for property and equipment	(239)	(15)	(11)	(265)
Other investing activities, net	4	33	5	42
Net cash provided (used) by investing activities	(632)	18	232	(382)
Cash flows from financing activities:
Borrowings of debt	1,899	123	288	2,310
Repayments of debt	(1,902)	(185)	(927)	(3,014)
Series C Liberty SiriusXM stock repurchases	(368)	—	—	(368)
Subsidiary shares repurchased by subsidiary	(662)	—	—	(662)
Cash dividends paid by subsidiary	(44)	—	—	(44)
Taxes paid in lieu of shares issued for stock-based compensation	(120)	—	(2)	(122)
Other financing activities, net	50	—	1	51
Net cash provided (used) by financing activities	(1,147)	(62)	(640)	(1,849)
Net increase (decrease) in cash, cash equivalents and restricted cash	(488)	19	(127)	(596)
Cash, cash equivalents and restricted cash at beginning of period	625	140	282	1,047
Cash, cash equivalents and restricted cash at end of period	$137	159	155	451

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2017 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$648	(29)	(158)	461
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	270	50	295	615
Stock-based compensation	113	41	28	182
Share of (earnings) loss of affiliates, net	(32)	(72)	(63)	(167)
Unrealized (gains) losses on intergroup interest, net	—	43	(43)	—
Realized and unrealized (gains) losses on financial instruments, net	(62)	—	105	43
Noncash interest expense (benefit)	4	1	4	9
Deferred income tax expense (benefit)	321	28	(63)	286
Intergroup tax allocation	(11)	(18)	29	—
Intergroup tax payments	4	15	(19)	—
Other charges (credits), net	36	—	6	42
Changes in operating assets and liabilities
Current and other assets	19	(41)	28	6
Payables and other liabilities	1	(59)	(105)	(163)
Net cash provided (used) by operating activities	1,311	(41)	44	1,314
Cash flows from investing activities:
Investments in equity affiliates and debt and equity securities	(750)	(2)	(8)	(760)
Cash proceeds from the sale of investments	—	5	15	20
Net cash paid for the acquisition of Formula 1	—	—	(1,647)	(1,647)
Capital expended for property and equipment	(207)	(190)	(10)	(407)
Other investing activities, net	(115)	4	(9)	(120)
Net cash provided (used) by investing activities	(1,072)	(183)	(1,659)	(2,914)
Cash flows from financing activities:	—	—	—	—
Borrowings of debt	3,933	288	1,599	5,820
Repayments of debt	(3,103)	(42)	(1,674)	(4,819)
Proceeds from issuance of Series C Liberty Formula One common stock	—	—	1,938	1,938
Subsidiary shares repurchased by subsidiary	(996)	—	—	(996)
Cash dividends paid by subsidiary	(45)	—	—	(45)
Taxes paid in lieu of shares issued for stock-based compensation	(91)	—	(4)	(95)
Other financing activities, net	11	—	1	12
Net cash provided (used) by financing activities	(291)	246	1,860	1,815
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	—	7	7
Net increase (decrease) in cash, cash equivalents and restricted cash	(52)	22	252	222
Cash, cash equivalents and restricted cash at beginning of period	297	107	168	572
Cash, cash equivalents and restricted cash at end of period	$245	129	420	794

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Braves Group and the Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended September 30, 2017 and September 30, 2018, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q17	3Q18
Liberty SiriusXM Group
Revenue	$1,379	$1,468

Adjusted OIBDA	543	583
Depreciation and amortization	(93)	(93)
Stock compensation expense	(42)	(35)
Operating Income	$408	$455

Formula One Group
Revenue	$501	$647

Adjusted OIBDA	104	156
Depreciation and amortization	(111)	(118)
Stock compensation expense	(10)	(7)
Operating Income (Loss)	$(17)	$31

Braves Group
Revenue	$185	$200

Adjusted OIBDA	48	72
Depreciation and amortization	(24)	(23)
Stock compensation expense	(33)	(4)
Operating Income (Loss)	$(9)	$45

Liberty Media Corporation (Consolidated)
Revenue	$2,065	$2,315

Adjusted OIBDA	695	811
Depreciation and amortization	(228)	(234)
Stock compensation expense	(85)	(46)
Operating Income	$382	$531

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA and adjusted EBITDA margin of SiriusXM, which are non-GAAP financial measures used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as follows:  EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization.  SiriusXM adjusts EBITDA to exclude the impact of other income as well as certain other charges discussed below.  Adjusted EBITDA is a Non-GAAP financial measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) share-based payment expense and (iii) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting. SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing its operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use adjusted EBITDA to estimate its current enterprise value and to make investment decisions. As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense. SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business. SiriusXM also believes the exclusion of the legal settlements and reserves related to the historical use of sound recordings, acquisition related costs, loss on extinguishment of debt and loss on disposal of assets, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of normal operations for the period. Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	September 30,
	2017	2018
($ in thousands)
Net income:	$275,722	$343,048
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Share-based payment expense	34,891	29,405
Depreciation and amortization	79,913	75,510
Interest expense	92,634	86,218
Loss on extinguishment of debt	43,679	—
Other (income) expense	(86,971)	41,766
Income tax expense	108,901	11,525
Adjusted EBITDA	$550,582	$589,285